Exhibit E
JOINT FILING AGREEMENT
     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.
     EXECUTED this 4th day of April, 2008.

Ellerphund IOPM, LP By: Ellerphund Capital III, LLC its general partner
By:	/s/ Ryan Eller
Ryan Eller, Manager

Ellerphund Capital III, LLC
By:	/s/ Ryan Eller
Ryan Eller, Manager

Ellerphund Ventures II, LP By: Ellerphund Capital II, LLC its general partner
By:	/s/ Ryan Eller
Ryan Eller, Manager

Ellerphund Capital II, LLC
By:	/s/ Ryan Eller
Ryan Eller, Manager

/s/ Marc Eller
Marc Eller

/s/ Ryan Eller
Ryan Eller